Exhibit 10.105

Synbiotics Corporation 2005 Cash Bonus Plans Available To Corporate Officers

Effective March 17, 2005

The officers of Synbiotics Corporation are eligible to participate in the following 2005 Synbiotics Corporation cash bonus plans:

2005 SYNBIOTICS CORPORATION EMPLOYEE PROFIT SHARING PLAN

Eligible Employees are full-time active employees of Synbiotics Corporation, San Diego, California as of December 31, 2005. Employees hired in 2005 will be eligible on a prorated basis for the time in 2005 they were employed as full-time employees. Any employee that experiences a leave without pay status during the year will be ineligible for the period of time they are unemployed.

The total funds for the pool will be 5% of Operating Income of the San Diego business (non-consolidated) of Synbiotics Corporation for the one year period ending December 31, 2005. This pool will then be divided equally among all Eligible Employees after the year-end result has been audited.

2005 SYNBIOTICS CORPORATION OFFICER BONUS PLAN

Eligible officers are Keith Butler, Clifford Frank and Kent Luther.

Budgeted 2005 Consolidated EBITDA is $2,198,000.

Based upon consolidated audited results of Synbiotics Corporation for the twelve month period ending December 31, 2005, provided each of the above participants is still an employee of the company on December 31, 2005, the following amounts shall by pad to each participant: 2% of the first $1,000,000 EBITDA in excess of $2,000,000 and 3% of EBITDA in excess of $3,000,000. An additional $10,000 will be paid to each participant should EBITDA exceed the above stated budgeted amount fro 2005. The above consideration will be payable after the year-end result is audited.

Examples:

EBITDA	Performance Bonus	Calculation
≤$2,000,000	$0
$2,650,000	$23,000	($650,000 *2%) + $10,000
$3,200,000	$36,000	($1,000,000*2%)+($200,000*3%)+$10,000
$4,350,000	$70,500	($1,000,000*2%)+($1,350,000*3%)+$10,000

Officers will be notified of any cash bonuses earned via the form attached as Exhibit A.

Exhibit A

Notification Of Bonus Earned Under

Synbiotics Corporation 2005 Cash Bonus Plans Available To Corporate Officers

Name:

You have earned the following cash bonuses under the Synbiotics Corporation 2005 cash bonus plans in which you are eligible:

1)	2005 Synbiotics Corporation Employee Profit Sharing Plan:	$

2)	2005 Synbiotics Corporation Officer Bonus Plan:	$

These amounts will be paid to you on or before                         , 2005.

By:

Title:

Date: